UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):                                       January 1, 2012

     DIVERSIFIED MULTI-ADVISOR FUTURES FUND L.P.
(Exact name of registrant as specified in its charter)

New York	000-26132	13-3729162
(State or other	(Commission File	(IRS Employer
jurisdiction of	Number)	Identification No.)
incorporation)

c/o Ceres Managed Futures LLC
522 Fifth Avenue - 14th Floor
New York, New York 10036
(Address and Zip Code of principal executive offices)

Registrant’s telephone number, including area code:                                     (212) 296-1999

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement

Ceres Managed Futures LLC (“CMF”), the general partner of the registrant, and the registrant have entered into an amendment, effective January 1, 2012 (the “Amendment to the Management Agreement”), to the amended and restated management agreement, dated March 1, 2001 (together with the Amendment to the Management Agreement, the “Management Agreement”), with Winton Capital Management Limited (the “Advisor”), a United Kingdom company, pursuant to which the Advisor shall manage the portion of the registrant’s assets allocated to it.

Pursuant to the Amendment to the Management Agreement, the Advisor may increase the amount of leverage used to manage the registrant’s assets.  In all other respects the Management Agreement remains unchanged and of full force and effect.

The Management Agreement expires on June 30th of each year and may be renewed by the general partner, in its sole discretion, for additional one-year periods upon notice to the Advisor not less than 30 days prior to the expiration of the previous period.

The Amendment to the Management Agreement is filed herewith as Exhibit 10.1.

Item 9.01                      Financial Statements and Exhibits

(d)           Exhibits.

The following exhibit is filed herewith.

Exhibit No.	Description
10.1	Amendment to the Management Agreement dated January 1, 2012, by and among the registrant, Ceres Managed Futures LLC and Winton Capital Management Limited.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIVERSIFIED MULTI-ADVISOR FUTURES FUND L.P.

By: Ceres Managed Futures LLC, General Partner

By  /s/ Walter Davis
Walter Davis
President and Director

Date:  January 6, 2012